EXHIBIT 99.4

GTT Communications, Inc.
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of GTT Communications, Inc. and its wholly owned subsidiaries (hereinafter referred to as "GTT", "we," "our," "us" and similar terms unless the context indicates otherwise) and One Source Networks, Inc. ("One Source") after giving effect to GTT's acquisition of One Source that was completed on October 22, 2015 (the "Acquisition Date"). The unaudited pro forma condensed combined financial information gives effect to our acquisition of One Source based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the acquisition of One Source had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2015 and the year ended December 31, 2014 are presented as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of income, expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as we finalize the valuations of the net tangible and intangible assets acquired. The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, the historical financial statements of One Source for the year ended December 31, 2014, and the historical unaudited financial statements of One Source as of and for the nine months ended September 30, 2015 which are contained in this Form 8-K/A.

EXHIBIT 99.4

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF SEPTEMBER 30, 2015
(Amounts in thousands)

	Historical
	GTT	One Source	Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	19,713	3,502	(3,502)	(a)	13,860
			(169,305)	(b)
			163,452	(c)
Accounts receivable, net	46,779	7,989	(70)	(d)	54,698
Deferred contract costs	3,688	—	—		3,688
Prepaid expenses and other current assets	4,883	2,356	—		7,239
Total current assets	75,063	13,847	(9,425)		79,485
Property and equipment, net	40,537	3,869	(1,797)	(e)	42,609
Deferred financing costs, net	4,532	1,197	(1,197)	(f)	8,646
			(4,532)	(h)
			8,646	(c)
Intangible assets, net	90,376	831	94,173	(i)	185,380
Other assets	7,189	104	(104)	(j)	7,189
Goodwill	176,197	—	71,642	(i)	247,839
			38,001	(l)	38,001
Total assets	$393,894	$19,848	$195,407		$609,149

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

EXHIBIT 99.4

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS (contd.)
AS OF SEPTEMBER 30, 2015
(Amounts in thousands, except for share and per share data)

	Historical
	GTT	One Source	Pro forma Adjustments		Pro forma Combined
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	11,763	1,992	(70)	(d)	13,685
Accrued expenses and other current liabilities	56,115	3,363	—		59,478
Current term debt	11,500	—	(11,500)	(c)	8,000
			8,000	(c)
Current capital lease obligation	1,656	—	—		1,656
Deferred revenue	14,004	794			14,798
Tax payable	—	1,649	(1,649)	(k)	—
Total current liabilities	95,038	7,798	(5,219)		97,617

Long-term debt	212,750	42,370	(42,370)	(f)	389,000
			(212,750)	(c)
			389,000	(c)
Deferred tax liability	—	—	38,001	(l)	38,001
Capital leases, less current portion	1,284	—	—		1,284
Deferred revenue and other long-term liabilities	5,189	—	—		5,189
Total liabilities	314,261	50,168	166,662		531,091

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 34,026,212 shares issued and outstanding as of March 31, 2015	3	200	(200)	(m)	3
Additional paid-in capital	179,211	4,305	(4,305)	(m)	182,820
			3,609	(n)
Retained earnings (accumulated deficit)	(97,489)	(34,825)	34,825	(m)	(102,673)
			(4,532)	(h)
			(652)	(o)
Accumulated other comprehensive income (loss)	(2,092)	—	—		(2,092)
Total stockholders' equity	79,633	(30,320)	28,745		78,058
Total liabilities and stockholders' equity	$393,894	$19,848	$195,407		$609,149

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

EXHIBIT 99.4

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(Amounts in thousands, except for share and per share data)

	Historical
	GTT	One Source		Pro forma Adjustments		Pro forma Combined
Revenue:
Telecommunications services sold	$254,425	$60,646		(742)	(p)	$313,156
				(1,173)	(q)
Operating expenses:
Cost of telecommunications services provided	142,521	34,306		(742)	(p)	175,498
				(587)	(q)
Selling, general and administrative expense	69,410	15,888	(1)	(1,042)	(r)	86,126
				1,870	(r)
Severance, restructuring and other exit costs	7,747	—		—		7,747
Depreciation and amortization	32,472	1,932		9,641	(i)	43,279
				(766)	(e)
Total operating expenses	252,150	52,126		8,374		312,650

Operating income (loss)	2,275	8,520		(10,289)		506

Other income (expense):
Interest expense, net	(7,829)	(4,737)		(6,784)	(c)	(19,059)
				291	(g)
Loss on debt extinguishment	(1,056)	—		—		(1,056)
Other expense, net	(1,798)	(34)		—		(1,832)
Total other expense	(10,683)	(4,771)		(6,493)		(21,947)
Income (loss) before taxes	(8,408)	3,749		(16,782)		(21,441)
(Benefit from) provision for income taxes	(124)	1,495		(6,713)	(s)	(6,991)
				$(1,649)	(k)
Net income (loss)	$(8,284)	$2,254		$(8,420)		$(14,450)
Earnings per share
Basic	$(0.24)					$(0.41)
Diluted	$(0.24)					$(0.41)
Weighted average shares:
Basic	34,603,144			475,001	(t)	35,078,145
Diluted	34,603,144			475,001	(t)	35,078,145

(1) One Source selling, general and administrative expenses include stock-based compensation of $1.04 million and non-recurring expenses of $484 thousand.

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

EXHIBIT 99.4

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands, except for share and per share data)

	Historical
	GTT	One Source		Pro forma Adjustments		Pro forma Combined
Revenue:
Telecommunications services sold	$207,343	$65,407		(978)	(p)	$269,949
				(1,823)	(q)
Operating expenses:
Cost of telecommunications services provided	128,086	39,066		(978)	(p)	165,615
				(559)	(q)
Selling, general and administrative expense	45,613	15,082	(2)	(304)	(r)	64,131
				3,740	(r)
Restructuring costs, employee termination and other items	9,425	—		—		9,425
Depreciation and amortization	24,921	1,587		12,855	(i)	38,342
				(1,021)	(e)
Total operating expenses	208,045	55,735		13,733		277,513

Operating (loss) income	(702)	9,672		(16,534)		(7,564)

Other income (expense):
Interest expense, net	(8,454)	(6,166)		(14,349)	(c)	(28,581)
				388	(g)
Loss on debt extinguishment	(3,104)	419		(4,532)	(h)	(7,217)
Other expense, net	(8,636)	(103)		—		(8,739)
Total other expense	(20,194)	(5,850)		(18,493)		(44,537)
(Loss) income before taxes	(20,896)	3,822		(35,027)		(52,101)
(Benefit from) provision for income taxes	2,083	1,733		(14,011)	(s)	(10,195)
Net (loss) income	$(22,979)	$2,089		$(21,016)		$(41,906)

Loss per share
Basic	$(0.85)					$(1.52)
Diluted	$(0.85)					$(1.52)
Weighted average shares:
Basic	27,011,381			475,001	(t)	27,486,382
Diluted	27,011,381			475,001	(t)	27,486,382

(2) One Source selling, general and administrative expenses include stock-based compensation of $304 thousand and non-recurring expenses of $586 thousand.

The accompanying notes are an integral part this unaudited pro forma condensed combined financial information.

EXHIBIT 99.4

GTT Communications, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1. Basis of Presentation
The unaudited pro forma condensed combined balance sheet as of September 30, 2015 combines our historical condensed consolidated balance sheet with the historical condensed balance sheet of One Source and has been prepared as if our acquisition of One Source had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2015 and for the year ended December 31, 2014 combine our historical condensed consolidated statements of income with One Source's historical statements of operations and have been prepared as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of income, expected to have a continuing impact on the combined results.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on GTT management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from One Source based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition. In addition, the unaudited pro forma combined financial statements do not reflect non-recurring exit costs, transaction and integration expenses, which we expect to be approximately $7 to $9 million in aggregate, and which will be recognized in the quarters ending December 31, 2015 and March 31, 2016.

Note 2. Preliminary Purchase Consideration and Related Purchase Price Allocation

Pursuant to the terms of the merger agreement, the purchase price was $175 million plus approximately $5 million of closing date adjustments related to estimated working capital. The purchase price is subject to a final post-closing reconciliation for closing date cash, working capital, transaction expenses, indebtedness and certain tax payments. In connection with the transactions contemplated by the merger agreement, certain equityholders of One Source reinvested an aggregate of $10,697,000 of their proceeds in the transaction to purchase 475,001 shares of newly issued Company common stock. This resulted in net cash of $169.3 million being paid at closing to the selling shareholders of One Source.
For purposes of calculating the purchase consideration in accordance with the acquisition accounting method, the 475,001 newly issued common stock is valued at the closing price on the Acquisition Date of $19.41. Further, a portion of the common stock issued include a continuous employment requirement of 18 months. This common stock is deemed to represent compensation and excluded from the purchase consideration. The stock compensation expense associated with this compensatory stock is reflected as an adjustment to the unaudited pro forma condensed combined statements of operations, see Note 3(q).

The following table summarizes the components of the purchase consideration transferred based on the closing price of $19.41 per share of our common stock on the Acquisition Date (in thousands):

EXHIBIT 99.4

Cash paid at closing, incl working capital	$169,305
Common stock (475,001 shares $19.41 per share)	9,220
178,525
Less: compensatory common stock	(5,611)
Purchase consideration	$172,914

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the assumed acquisition date and the related estimated useful lives of the amortizable intangible assets acquired (in thousands, except for estimated useful life):

		Preliminary estimated useful life
Assets acquired:
Current Assets
Accounts receivable	7,989
Prepaid and other current assets	2,356
Property, plant and equipment	2,072
Intangible assets - Customer Lists	78,266	7 years
Intangible assets - Intellectual Property	16,738	10 years
Goodwill	109,643
Total assets acquired	217,064

Liabilities assumed:
Accounts payable and accrued expenses	(5,355)
Billings in advance	(794)
Deferred tax liability	(38,001)
Total liabilities assumed	(44,150)

Net assets acquired	$172,914

Goodwill is not expected to be deductible for tax purposes. Goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, we will record an expense for the amount impaired during the fiscal quarter in which the determination is made.
Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 3. Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

a.	To record the distribution of One Source's cash on hand as of September 30, 2015 to the selling share holders immediately prior to closing.

b.	To record the cash consideration paid to the seller in the transaction (See Note 2).

c.
To record the effect of the Company entering into a new credit agreement (the "Credit Agreement") in conjunction with the acquisition on the Acquisition Date. The Credit Agreement provided for the extinguishment of the existing Term Loan A for a new Term Loan B facility.

EXHIBIT 99.4

The following table summarizes the movement of cash related to the Credit Agreement (in thousands):

Cash In
Term loan B - current	$3,000
Term Loan B - non-current (1)	389,000
Revolver loan - current	5,000
Total cash in flow	397,000

Cash Out
Term loan A - current	11,500
Term loan A - non-current	212,750
Partial month interest and fees	652
New deferred financing costs on term loan B	8,646
Total cash out flow	233,548

Net cash in flow	$163,452

The table below reflects the additional net interest due as if the term loans payable under the Credit Agreement were outstanding as of the beginning of the period (amounts in thousands):

	Year Ended December 31, 2014	Nine Months Ended September 30, 2015

GTT term loan B under credit agreement	$400,000	$400,000
Effective annual interest rate	6.25%	6.25%
Estimated GTT interest on new term debt	25,000	18,750

GTT revolving loan under the credit agreement	5,000	5,000
Effective annual interest rate	5.00%	5.00%
Estimated GTT interest on revolving loan	250	188

GTT term loan A under the original credit agreement	123,626	224,250
Effective annual interest rate	4.77%	4.77%
Less: Estimated interest on GTT original term loan	(5,897)	(8,023)

OSN long term notes payable	37,687	42,370
Effective annual interest rate	13.00%	13.00%
Less: Estimated interest on OSN long term notes payable	(4,899)	(4,131)

OSN revolving line of credit	2,500	—
Effective annual interest rate	3.25%	3.25%
Less: Estimated interest on OSN revolving line of credit	(81)	—

OSN convertible debt	790	—
Effective annual interest rate	3.00%	3.00%
Less: Estimated interest on OSN term debt	(24)	—

Interest Expense Adjustment	$14,349	$6,784

d.	To eliminate intercompany accounts receivable and accounts payable historically recognized between GTT and One Source.

EXHIBIT 99.4

e.
To record preliminary fair value of property, plant and equipment acquired in connection with the One Source acquisition (See Note 2) and associated depreciation expenses. Depreciation expense was adjusted to reflect depreciation on the preliminary fair value only.

f.
To eliminate One Source's outstanding debt that was settled in conjunction with the acquisition. The outstanding debt was in the amount of $42.3 million as of September 30, 2015. The deferred financing costs in connection with the term loans of $1.2 million has also been eliminated.

g.	To eliminate One Source's amortization of deferred financing costs, per (f) above.

h.
To eliminate deferred financing costs for Term Loan A, as referenced in (c) above. This has been reflected as an adjustment to retained earnings (accumulated deficit) as of September 30, 2015 and an adjustment to the loss on debt extinguishment on the pro forma income statement for period ended December 31, 2014.

i.	To record preliminary fair values of the intangible assets acquired in connection with the One Source acquisition and associated amortization expenses (in thousands, except for estimated useful life).

	Preliminary fair value	Preliminary estimated useful life	Nine months amortization based upon preliminary fair values	Annual amortization expense based on preliminary fair values
Definite-lived intangibles
Customer relationships	$78,266	7 years	$8,386	$11,181
Acquired IP	16,738	10 years	1,255	1,674
Total definite-lived intangibles	95,004		9,641	12,855

Indefinite-lived intangibles
Goodwill	109,643		—	—

j.	To eliminate other non-current assets with a preliminary fair value of $0 in connection with the One Source acquisition.

k.	To eliminate accrued tax liability of since One Source will have no taxable income in 2015 as a result of the deal costs incurred in connection with the acquisition.

l.
To record the preliminary non-current deferred tax liability for the non-deductibility of the definite-lived intangibles. The preliminary non-current deferred tax liability is equal to the statutory rate of 40% multiplied by the preliminary fair value of the definite-lived intangibles, per (i) above.

m.	To eliminate the historical One Source common stock, additional paid in capital and retained earnings (accumulated deficit).

n.
To record the additional paid in capital associated with the issuance of 185,946 shares, or $3.6 million of additional paid in capital at the Acquisition Date. The remaining 289,055 shares out of 475,001 shares that were issued, are deemed compensation and are recognized as stock based compensation as referenced in (r) below.

o.
To eliminate the payment of interest expense due upon extinguishment of Term Loan A, as referenced in (c) above. The interest payment has been reflected as an adjustment to retained earnings (accumulated deficit) as of September 30, 2015.

p.To eliminate intercompany revenue and cost of revenue historically recognized between GTT and One Source.

EXHIBIT 99.4

q.
To record the deferral of nonrecurring revenue and nonrecurring cost of revenue that have historically been recorded on a cash basis by One Source. Going forward, these amounts will be deferred and recognized ratably over the contractual term.

r.
To eliminate the stock-based compensation expense recorded for One Source restricted stock that was settled as a result of the acquisition; and to record the stock-based compensation expense of $1.9 million and $3.7 million for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively, for the GTT common stock that was issued with an 18 month service requirement (See Note 2).

s.To record pro forma adjustments to reflect benefits from income tax at the statutory rate of 40%:

	For the year ended December 31, 2014	For the nine months ended September 30, 2015
Total pro forma adjustments	(35,027)	(16,782)
Statutory tax rate applicable to pro forma adjustments	40%	40%
Pro forma adjustments to reflect benefits from income taxes	$(14,011)	$(6,713)

t.	To reflect on a preliminary pro forma basis the effect of issuing 475,001 common stock shares on weighted average share (both basic and diluted). Actual share counts will differ.

EXHIBIT 99.4

Note 4. Supplemental Quarterly Disclosure

The following table provides selected pro forma information for the trailing four quarters (in thousands):

Unaudited Pro Forma	Three months ended
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Revenue:
Telecommunications services sold	$17,681	$19,303	$20,458	$20,885
Pro forma adjustments, net	(714)	(736)	(615)	(564)
Pro forma revenue	16,967	18,567	19,843	20,321

Operating expenses:
Cost of telecommunications services provided	10,707	11,355	11,372	11,579
Pro forma adjustments, net	(396)	(331)	(475)	(523)
Pro forma cost of revenue	10,311	11,024	10,897	11,056

Selling, general and administrative expense	4,074	5,034	5,418	5,436
Pro forma adjustments, net	859	588	588	(347)
Pro forma SG&A expense	4,933	5,622	6,006	5,089

Depreciation and amortization	535	592	661	679
Pro forma adjustments, net	2,989	2,989	2,989	2,989
Pro forma depreciation and amortization	3,524	3,581	3,650	3,668

Total operating expenses	15,316	16,981	17,451	17,694
Total pro forma adjustments	3,452	3,246	3,102	2,119
Total pro forma operating expenses	18,768	20,227	20,553	19,813

Operating income	2,365	2,322	3,007	3,191
Total pro forma adjustments	$(4,166)	$(3,982)	$(3,717)	$(2,683)
Pro forma operating income	$(1,801)	$(1,660)	$(710)	$508

Pro forma stock based compensation and non recurring expenses, which are included within pro forma selling, general and administrative expenses above, are summarized in the table below by quarter (in thousands):

Unaudited Pro Forma	Three months ended
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015

Stock-based compensation	$935	$935	$935	$—
Non-recurring expenses	419	166	175	143